Exhibit 99.1


BJ's Restaurants, Inc. to Present at the Following Conferences in June
                               and July

    HUNTINGTON BEACH, Calif.--(BUSINESS WIRE)--June 1, 2007--BJ's
Restaurants, Inc. (Nasdaq:BJRI) today announced that management will be presenting at three investor conferences over the next two months. The details of the conferences are listed below:

    -- Piper Jaffray 27th Annual Consumer Conference at the St. Regis Hotel, New York, NY - The presentation will begin at approximately 12:30pm (Eastern) on Wednesday, June 6, 2007.

    -- William Blair 27th Annual Growth Stock Conference at the Four Seasons Hotel, Chicago, IL - The presentation will begin at approximately 1:00pm (Central) on Wednesday, June 20, 2007.

    -- CIBC World Markets 7th Annual Consumer Growth Conference at the Four Season Hotel, Boston, MA - The presentation will begin at approximately 9:10am (Eastern) on Tuesday, July 10, 2007.

    The presentation for each conference will be broadcast over the Internet. Interested parties can listen to the presentations by accessing the "Investors" page of the Company's website located at www.bjsrestaurants.com. To access the live simulcast of the presentation, please go to the Company's website at least 15 minutes prior to the presentation to download and install any necessary audio software. Archives of the webcasts will be made available following the live presentation for a period of 30 days from the date of the presentation.

    BJ's Restaurants, Inc. currently owns and operates 60 casual dining restaurants under the BJ's Restaurant and Brewery, BJ's Restaurant and Brewhouse or BJ's Pizza & Grill brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries which produce and distribute BJ's critically acclaimed handcrafted beers throughout the chain. The Company's restaurants are located in California (36), Texas (8), Arizona (4), Colorado (3), Oregon (3), Nevada (2), Florida (2) and Ohio (1), Oklahoma (1). The Company also has a licensing interest in a BJ's restaurant in Lahaina, Maui. Visit BJ's Restaurants, Inc. on the web at www.bjsrestaurants.com.

    Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking statements" for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) our ability to manage an increasing number of new restaurant openings, (ii) construction delays, (iii) labor shortages, (iv) minimum wage increases, (v) food quality and health concerns, (vi) factors that impact California, where 36 of our current 60 restaurants are located, (vii) restaurant and brewery industry competition, (viii) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (ix) consumer trends, (x) potential uninsured losses and liabilities, (xi) fluctuating commodity costs including food and energy, (xii) trademark and servicemark risks,
(xiii) government regulations, (xiv) licensing costs, (xv) beer and liquor regulations, (xvi) loss of key personnel, (xvii) inability to secure acceptable sites, (xviii) limitations on insurance coverage,
(xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements and (xxi) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. BJ's Restaurants, Inc. undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    For further information, please contact Greg Levin of BJ's
Restaurants, Inc. (714) 500-2440.


    CONTACT: BJ's Restaurants, Inc.
             Greg Levin, 714-500-2440